UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2014, Marin Software Incorporated (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1) Holders of the Company’s common stock voted to elect two Class I directors, each to serve for a three-year term expiring at the 2017 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
Paul R. Auvil III	19,587,973	281,764	5,408,804
L. Gordon Crovitz	19,796,647	73,090	5,408,804

(2) Holders of the Company’s common stock voted to ratify the appointment of PricewaterhouseCoopers LLP as its principal independent registered public accounting firm for the fiscal year ending December 31, 2014 as follows:

Shares voted in favor:	25,229,462
Shares voted against:	44,483
Shares abstaining:	4,596
Broker non-votes	0

(3) Holders of the Company’s common stock voted to re-approve the Internal Revenue Code Section 162(m) limits of the Company’s 2013 Equity Incentive Plan to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) as follows:

Shares voted in favor:	15,188,235
Shares voted against:	4,410,026
Shares abstaining:	271,476
Broker non-votes:	5,408,804

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: May 16, 2014	By:	/s/ John A. Kaelle
John A. Kaelle
Chief Financial Officer